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                                                                   Exhibit 10.26

                   SEPARATION AGREEMENT AND GENERAL RELEASE

                                 July 18, 2000

Mr. Robert Eisenberg
289 Kings Highway
Kennebunkport, ME


Dear Bob:

     In connection with the end of your employment with NaviSite, Inc. (the "Company") on July 14, 2000, you are eligible to receive the separation benefits described in the "Description of Separation Benefits" attached to this letter as Attachment A if you sign and return this letter in the enclosed envelope by August 10, 2000. By signing and returning this letter, you will be agreeing to the terms and conditions set forth in the numbered paragraphs below, including the release of claims set forth in paragraph 3. Therefore, you are advised to consult with your attorney before signing this letter and you may take up to twenty-one (21) days to do so. If you sign this letter, you may change your mind and revoke your agreement during the seven (7) day period after you have signed it. If you do not so revoke, this letter will become a binding agreement between you and the Company upon the expiration of the seven (7) day revocation period.

     If you choose not to sign this letter by August 10, 2000, you shall not receive any separation benefits from the Company. You will, however, receive payment for any unused vacation time accrued through your last day of work. Also, regardless of signing this letter, you may elect to continue receiving group medical insurance pursuant to the federal "COBRA" law, 29 U.S.C. (S) 1161 et seq. All premium costs shall be paid by you on a monthly basis for as long as, and to the extent that, you remain eligible for COBRA continuation. You should consult the COBRA materials to be provided by the Company for details regarding these benefits. All other benefits, including life insurance and long-term disability, ceased on your last day of employment.

     The following numbered paragraphs set forth the terms and conditions which will apply if you timely sign and return this letter agreement and do not revoke it within the seven (7) day period:

1. SEPARATION DATE - Your effective date of separation from the Company is July 14, 2000 (the "Separation Date").

2. DESCRIPTION OF SEPARATION BENEFITS - The separation benefits paid to you if you timely sign and return this letter are described in the "Description of Separation Benefits" attached as Attachment A (the "separation benefits").

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3.  RELEASE - In consideration of the payment of the separation benefits, which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, and parent companies (including CMGI, Inc.), agents and employees from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which you ever had or now have against the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries and parent companies (including CMGI, Inc.), agents and employees arising out of your employment with or separation from the Company including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. (S)2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C., (S)621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C., (S)12101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. (S)701 et seq.,and the Massachusetts Fair Employment Practices Act, M.G.L. c.151B,
    (S)1 et seq., all as amended, and all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. (S)1681 et seq., the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. (S)1001 et seq., the Massachusetts Civil Rights Act, M.G.L. c.12 (S)(S)11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c.93 (S)102 and M.G.L. c.214, (S)1C, the Massachusetts Labor and Industries Act, M.G.L. c. 149, (S)1 et seq., and the Massachusetts Privacy Act, M.G.L. c.214, (S)1B, all as amended, and all common law claims including, but not limited to, actions in tort, defamation and breach of contract, and any claim or damage arising out of any relationship with the Company, employment with the Company or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local ordinance not expressly referenced above.

4. NON-DISCLOSURE AND NON-COMPETITION - You acknowledge your obligation to keep confidential all non-public information concerning the Company which you acquired during the course of your employment with the Company, as stated more fully in the non-disclosure agreement you executed at the inception of your employment which remains in full force and effect. You further acknowledge and reaffirm your obligations under any non-competition agreement that you may have previously executed for the benefit of the Company. That agreement/ those agreements shall remain in full force and effect to the extent permitted by law.

5. RETURN OF COMPANY PROPERTY - You agree to return within seven (7) days of the execution of this letter agreement all Company property including, but not limited to, keys, files, records (and copies thereof), computer hardware and software, cellular phones, pagers, and Company vehicle, which is in your possession or control. You further agree to leave intact all electronic Company documents, including those which you developed or help develop during his employment.

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6.  NON-DISPARAGEMENT - You understand and agree that as a condition for payment to you of the consideration herein described, you shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company regarding the Company or any of its directors, officers, employees, agents or representatives or about the Company's business affairs and financial condition.

7. AMENDMENT - This letter agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This letter agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

8. WAIVER OF RIGHTS - No delay or omission by the Company in exercising any right under this letter agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

9. VALIDITY - Should any provision of this letter agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this letter agreement.

10. CONFIDENTIALITY - You understand and agree that as a condition for payment to you of the consideration herein described, the terms and contents of this letter agreement, and the contents of the negotiations and discussions resulting in this letter agreement, shall be maintained as confidential by you and your agents and representatives and shall not be disclosed to any third party except to the extent required by federal or state law or as otherwise agreed to in writing by the Company.

11. NATURE OF AGREEMENT - You and the Company understand and agree that this letter agreement is a separation agreement and does not constitute an admission of liability or wrongdoing on the part of you, the Company, or any other person.

12. ACKNOWLEDGMENTS - You acknowledge that you have been given at least twenty-one (21) days to consider this letter agreement, including Attachment A, and that the Company advised you to consult with an attorney of your own choosing prior to signing this letter agreement. You understand that you may revoke this letter agreement for a period of seven (7) days after you sign this letter agreement, and the letter agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period.

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13. VOLUNTARY ASSENT - You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this letter agreement, and that you fully understand the meaning and intent of this letter agreement. You state and represent that you have had an opportunity to fully discuss and review the terms of this letter agreement, including Attachment A, with an attorney. You further state and represent that you have carefully read this letter agreement, including Attachment A, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.

14. APPLICABLE LAW - This agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this letter agreement or the subject matter hereof.

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15. ENTIRE AGREEMENT - This letter agreement, including Attachment A, contains and constitutes the entire understanding and agreement between the parties hereto with respect to your separation benefits and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, commitments, writings in connection therewith. Nothing in this paragraph, however, shall modify, cancel or supercede your obligations set forth in paragraph 4.


     If you have any questions about the matters covered in this letter, please call Jeanne Knight at 978-946-7751 Human Resources department.

                              Very truly yours,

                               /s/ Scott N. Semel
                              --------------------------------
                              Name: Scott N. Semel
                              Title: General Counsel

     I hereby agree to the terms and conditions set forth above and in Attachment A. I have been given at least twenty-one (21) days to consider this letter agreement (including Attachment A) and I have chosen to execute this on the date below. I intend that this letter agreement will become a binding agreement between me and the Company if I do not revoke my acceptance in seven
(7) days.

/s/ Robert Eisenberg                          Date: July 26, 2000
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Robert Eisenberg


To be returned by August 10, 2000

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                                  ATTACHMENT A
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                       DESCRIPTION OF SEPARATION BENEFITS
                       ----------------------------------


In exchange for your signature on the Separation Agreement and Release, the Company will pay you Thirty Three Thousand, Eight Hundred Dollars and Four Cents ($33,800.04), less all applicable state and federal taxes as separation pay (the "Separation Pay"). This Separation Pay will be paid in one lump sum eight (8) days after the date of execution of this letter agreement, provided you have not revoked acceptance of this letter agreement during the seven (7) day revocation period.

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